UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 29, 2007

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On June 29, 2007, the Compensation Committee of the Board of Directors of Premiere Global Services, Inc. revised certain of the performance criteria, as described in our current report on Form 8-K dated January 22, 2007, for the quarterly and annual incentive bonus awards for each of Theodore P. Schrafft, our President; T. Lee Provow, our President, Global Operations; and Michael E. Havener, our Chief Financial Officer, for the third and fourth quarters of 2007 and for 2007 as a whole. These revisions provide for the following changes to performance criteria for these named executive officers: (1) the pre-tax income targets, which represent 35%, 15% and 50% of the value of bonus awards to Messrs. Schrafft, Provow and Havener, respectively, were revised to reflect a deduction of the interest expense associated with borrowings under our credit facility to fund our recent tender offer; and (2) the capital expenditures targets, which represent a possible reduction of the value of bonus awards to each of Messrs. Schrafft, Provow and Havener, were revised to allow for certain initiatives including additional capacity investment. These revisions will also affect free cash flow targets, which represent a possible reduction of the value of bonus awards to each of Messrs. Schrafft and Havener, since pre-tax income and capital expenditures are components of this target’s calculation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: July 5, 2007	By:	/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal,
General Counsel and Secretary